Comerica Bank

Confirmation

Date: February 5, 2019

To: Griffin-American Healthcare REIT IV Holdings, L.P.
Brian Peay
Phone: 949.270.9204
Email: bpeay@ahinvestors.com

From: COMERICA BANK

Subject: Swap Transaction (Ref: SW4436)

The purpose of this communication is to set forth the terms and conditions of the swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between **COMERICA BANK** ("Party A") and **GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.** ("Party B"). This Communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated December 14, 2018 between Party A and Party B (the "Swap Agreement"). All provisions contained in, or incorporated by reference to such Swap Agreement shall govern this Confirmation except as expressly modified below.

Party A and Party B each represent that entering into the Swap Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party, and it has reached its own conclusions about the Swap Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Swap Transaction, and has concluded that the Swap Transaction is suitable in light of its own evaluation of the Swap Transaction and its own financial capabilities and sophistication.

This Confirmation incorporates the definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (The "Definitions"). In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Party A:	**COMERICA BANK**
Party B:	**GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.**
Notional Amount:	USD 36,700,000.00
Trade Date:	February 5, 2019
Effective Date:	February 11, 2019
Termination Date:	November 19, 2021 subject to adjustment in accordance with the Modified Following Business Day Convention.

FIXED AMOUNTS:

Fixed Rate Payer:	**GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.** [Party B]
Fixed Rate Calculation Periods:	From and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate Payer Payment Dates:	In arrears (Last day of each Calculation Period) beginning with March 11, 2019, continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate:	2.49 percent
Fixed Rate Day Count Fraction:	Actual / 360

Comerica Bank

FLOATING AMOUNTS:

Floating Rate Payer:	**COMERICA BANK** [Party A]
Floating Rate Calculation Periods:	From and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Payer Payment Dates:	In arrears (Last day of each Calculation Period) beginning with March 11, 2019, continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate for initial Period:	TBD percent
Floating Rate Option:	USD-LIBOR-BBA, however the reference to "London Banking Days" in the third line of the definition of "USD-LIBOR-BBA" as published in Section 7.1.(ab).(xxii) of the 2006 ISDA Definitions is replaced by ["New York and London Business Days"].
Designated Maturity:	One (1) month
Spread:	None
Compounding:	Not Applicable
Method of Averaging:	None
Floating Rate Day Count Fraction:	Actual / 360

Comerica Bank

Reset Dates:	First day of each Floating Rate Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention
Business Days	New York and London
Calculation Agent:	Per the ISDA Agreement
Offices:	Party A is not a Multi branch Party Party B is not a Multi branch Party
Payment instructions for Party A in:	Comerica Bank Account No: 0022158595150 ABA: 072000096
Payment instructions for Party B in:	We will settle amounts to your account **TBD** with Comerica Bank

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Swap Transaction by signing in the space provided below and sending a copy of the executed Confirmation back to FMOperations_Cal@Comerica.com .

It has been a pleasure working with you on this transaction and we look forward to working with you again in the future.

Confirmed:

COMERICA BANK

By: ____________________
Name: Brian McClelland
Title: Assistant Vice President

GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.

By: ____________________
Name: Brian Peay
Title: Chief Financial Officer

Swap Ref: SW4436